UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 4, 2005

Eagle Materials Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-12984	75-2520779

(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219

(Address of Principal Executive Offices)	(Zip Code)

(214) 432-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On August 3, 2005, the Compensation Committee of the Board of Directors approved and recommended for Board approval a new compensation arrangement for each of the Company’s non-employee directors. On August 4, 2005, the Board of Directors ratified and approved this new arrangement. Under this new arrangement each non-employee director receives annual compensation having a value of $135,000, of which 50% is paid in cash (payable in monthly installments) and 50% is paid in the form of equity awards. Each director was also given the option of receiving 100% of the annual compensation in the form of equity awards, in which case the annual compensation is valued at $150,000. All equity awards to non-employee directors are comprised of 50% stock options to purchase Class B Common Stock and 50% Restricted Stock Units (Class B Common Stock), were granted on the date of Board approval and will be reflected in agreements to be entered into with each non-employee director.
     The exercise price of the stock options awarded to the non-employee directors is $105.05 (the average of the high and low price of the Class B Common Stock on the New York Stock Exchange on the date of grant). The number of shares covered by the stock options was determined by valuing the options on the date of grant using the Black-Scholes method. The options are fully exercisable beginning on the date of grant and have a seven year term.
     The number of Restricted Stock Units (Class B Common Stock) awarded to each non-employee director is determined by reference to the closing price for the Class B Common Stock on the date of award. The Restricted Stock Units (Class B Common Stock) become payable in shares of Class B Common Stock when the non-employee director’s service on the board terminates because of the director’s death or the director’s retirement in accordance with the Company’s Director Retirement Policy or earlier with the consent of the Committee. In addition, the shares of stock represented by the Restricted Stock Units (Class B Common Stock) become payable upon a change in control. If the director’s service on the Board terminates by reason other than retirement or death, the Restricted Stock Units (Class B Common Stock) will be forfeited.
     The Chairperson of the Audit Committee and the Chairperson of the Compensation Committee will receive additional compensation of $15,000 while the Chairperson of the Corporate Governance and Nominating Committee will received an additional $10,000. In addition, the Chairman of the Board will receive $50,000 per year for services as the Chairman of the Board. Any chairperson electing to receive the annual compensation in the form of 100% equity may also elect to receive the chairperson fees in the form of equity awards.
     The table below lists the number of stock options and Restricted Stock Units (Class B Common Stock) granted to each non-employee director on August 4, 2005.

Director	Stock Options	RSUs
F. William Barnett(1)(2)	2,718	785
Robert L. Clarke(1)(3)	2,718	785
O.G. Dagnan(1)	2,471	714
Laurence E. Hirsch(1)(4)	3,295	952
Frank W. Maresh	1,112	321
Michael R. Nicolais(5)	1,112	321
David W. Quinn(1)	2,471	714

(1)	Elected to receive 100% of director compensation in the form of equity.

(2)	Chairman of the Compensation Committee.

(3)	Chairman of the Audit Committee.

(4)	Chairman of the Board.

(5)	Chairman of the Corporate Governance and Nominating Committee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ JAMES H. GRAASS
Name: James H. Graass
Title: Executive Vice President and General Counsel

Date: August 10, 2005